Exhibit 99.1

Microbot Medical Announces MedTech Industry Veteran Joe Mullings will Moderate the Next ‘Access-Ability Live by MBOT’ Webinar

Panel of Proven Medical Device Entrepreneurs and Surgical Robotics Pioneers Will Share Their Personal Experiences of Taking Innovative New Technologies from Development to Commercialization

Views on the Current and Future Endovascular Market will be Highlighted

Webinar will be Held on Tuesday, January 10, 2023, at 2:00pm ET (11am PT)

HINGHAM, Mass., January 6, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), the developer of the LIBERTY® Robotic System, the first single-use endovascular robotic system, announced that Joe Mullings, a renowned and successful leader in the medtech space, will moderate the next Access-Ability Live by MBOT webinar. The webinar episode will be held on Tuesday, January 10, 2023, at 2:00pm ET (11am PT), and will feature proven medical device entrepreneurs and recognized pioneers in the surgical robotics field.

Joe Mullings is Chairman & CEO of The Mullings Group Companies, including TMG Search, Dragonfly Stories & TMG360 Media. The search firm is responsible for more than 8,000 successful searches in the medtech / healthtech industry working with over 800 companies ranging from multi-billion-dollar organizations to emerging tech startups. Dragonfly Stories is the media production company behind the 7x Telly Award-Winning video docuseries, “TrueFuture”, of which Joe is the host. Dragonfly specializes in generating attention & awareness campaigns for companies globally.

Joe Mullings, leveraging his vast knowledge and experience in the medtech space, will guide the panelists to highlight the unmet medical needs in the endovascular space, specifically focusing on today’s landscape and how new technologies and products being developed today will reshape the endovascular procedure market in the future.

The Access-Ability Live by MBOT webinar series focuses on key topics in the healthcare and endovascular space. Each month, the Company will be partnering with industry leaders, such as physicians, hospital administrators, entrepreneurs, technicians and financial experts for a live discussion and Q&A session to address top-of-mind topics related to endovascular procedures.

You can register for the upcoming webinar here: https://us06web.zoom.us/webinar/register/WN_jtCpAT8_SC-cVMn2WBqpdw

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements made in this press release or by members of Microbot’s management team and others on Access-Ability Live, relating to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and the One & Done™ technologies, the outcome of its studies to evaluate LIBERTY, the One & Done™ technologies and other existing and future technologies, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies, which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Statements, views and opinions expressed by guests of the Access-Ability Live by MBOT webcast series are theirs solely, and do not necessarily reflect the statements, views and opinions of their employers, organizations and/or associations, or of Microbot Medical Inc. and its subsidiaries. Certain guests of Access-Ability are members of the Scientific Advisory Board (SAB) of Microbot or paid consultants of Microbot, and have received compensation for their services to Microbot.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com | 732-933-2754